As filed with the Securities and Exchange Commission on June 26, 1998
File No.                                       Commission file number:   0-20033


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERIRESOURCE TECHNOLOGIES, INC
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             (Exact name of registrant as specified in its charter)

         Delaware                                            87-0550824
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    (State or Other Jurisdiction of        (Employer Identification Number)
     Incorporation or Organization),

                P.O. Box 14748 Shawnee Mission, Kansas 66285-4748
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                    (Address of Principal Executive Offices)

           1998 Stock Option Plan of AmeriResource Technologies, Inc.
    -----------------------------------------------------------------------
                            (Full Title of the Plan)

       Delmar Janovec, P.O. Box 14748 Shawnee Mission, Kansas 66285-4748
    -----------------------------------------------------------------------
            (Name, Address, Including Zip Code, of Agent for Service)

                                  913-859-9292
    -----------------------------------------------------------------------
          Telephone number, including area code, of agent for service

                 CALCULATION OF REGISTRATION FEE

Title of Securities to be            Amount to           Proposed  Maximum          Proposed Maximum Aggregate        Amount of
      Registered                  be Registered      Offering Price Per Share(1)         Offering Price            Registration Fee
-------------------------        ---------------    -----------------------------  ----------------------------   ------------------
    Common Stock,
  par value $0.0001                80,000,000                 $0.024                      $1,920,000                    $582.00


(1)  Bona Fide  estimate of maximum  offering  price  solely for  calculating  the  registration  fee pursuant to Rule 457(h) of the
     Securities Act of 1933, based on the average bid and asked price of the  registrant's  common stock as of June 24, 1998, a date within five  business days prior to the date of filing of this  registration  statement.  In addition,  pursuant to Rule 416(c)
     under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I  INFORMATION  REQUIRED IN THE SECTION  10(a)  PROSPECTUS

     Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933 Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan. Registration Statement Item Numbers and Headings Prospectus Heading

Item 1.   Plan Information

     Section 10(a) Prospectus

Item 2.   Registrant Information and Section 10(a) Prospectus

     Employee Plan Annual Information

 PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The  following  documents  filed by  AmeriResource  Technologies,  Inc.,  a
Delaware   corporation  (the  "Company"),   with  the  Securities  and  Exchange
Commission (the "Commission") are hereby  incorporated  herein by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1997.

3. The description and specimen certificate of the Company's common stock, par value $0.0001 ("Common Stock"), contained in the Company's registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's registration statement under the Exchange Act, and is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

     No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.  Indemnification  of Directors and Officers.

     The Company's Bylaws and certain sections of Delaware General Corporation Law allow for the indemnification of the Company's officers and directors in certain situations where liability would otherwise personally attach to such officers and directors.

Item 7. Exemption from Registration Claimed.

     No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

     The exhibits are attached to this Form S-8 are listed in the Exhibit Index, which is found on page 5.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on June 25, 1998.

AMERIRESOURCE TECHNOLOGIES, INC.

   By    /s/ Delmar Janovec
         Delmar Janovec, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Delmar Janovec, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signature,            Title,                             Date
/s/ Delmar Janovec
Delmar Janovec,       President and Director,            June 25, 1998

/s/ Rod Clawson
Rod Clawson,          Vice-president and Director,       June 25, 1998,

                        INDEX TO EXHIBITS

Exhibit No.             SEC Ref. No.      Description of Exhibit
-----------             ------------      --------------------------------------
     A                       4            1998 Stock Option Plan of the Company

     B                       5            Opinion and consent of counsel  with
                                          respect to the  availability of Form
                                          S-8

     C                       23           Consent of accountant